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                                                                   Exhibit 10.17

                           TRADEMARK LICENSE AGREEMENT

Licensor: Shenzhen Neptunus Pharmaceutical Co., Ltd. (hereinafter referred to as "Party A")

Licensee: Shenzhen Nepstar Pharmaceutical Co., Ltd. (hereinafter referred to as "Party B")

     In accordance with relevant provisions of Trademark Law of the People's Republic of China, under the principles of free will and faithfulness, through discussion, Party A and Party B enter into this Trademark License Agreement.

     1. Party A is the legal trademark registrant of _14_ trademarks as listed in the annex attached hereto (the "Licensed Trademarks") (please refer to the annex for details of the specific trademarks).

     2. Party A hereby licenses Party B to use for its own business or to authorize its manufacturers, after notifying Party A, to use the Licensed Trademarks on the products supplied to Party B. This license is an exclusive license. Party B may exclusively use the Licensed Trademarks within the scope permitted by Party A and in the way as authorized hereunder.

     Geography scope of license: no restriction.

     3. The provision of the Licensed Trademarks logo: in writing (please refer to the photocopy of the Trademark Registration Certificate).

     4. Term of license and Fees: the term of license shall be the whole legally existing period of the Licensed Trademarks from the effective date of this Agreement, including the trademark registration term and the renewed term after expiry of the trademark registration term; within the term of license, Party A will not charge any fee against Party B.

     5. When using the Licensed Trademarks, Party B may not take any action in violation of any national laws or regulations; otherwise, it shall bear the liability of breach of contract in accordance with laws of the People's Republic of China.

     a. Party B may not change any character, figure or the combination of the forgoing on the Licensed Trademarks without Party A's permission;

     b. Party B may not, in any way, create or use any trademark logo that is similar to or transformed from the Licensed Trademarks hereunder; and

     c. Party B may not apply for registration of the Licensed Trademarks in any other country in any way and in any name.

     6. To protect the reputation of the Licensed Trademarks, Party B promises to use the Licensed Trademarks in a reasonable way and guarantees to protect the reputation

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of all products bearing the Licensed Trademarks at final retail session. Party A shall have the right to supervise the quality of Party B's products bearing the Licensed Trademarks, while Party B shall guarantee the quality of the products bearing such Licensed Trademarks.

     a. Party B must indicate the name of the manufacturer and place of production on the products bearing the Licensed Trademarks; and

     b. Party B may not take any action that may have adverse effect on the Licensed Trademark within and after the term of this Agreement;

     7. This Trademark License Agreement shall become legally binding once upon execution. Party A has no right to revoke this Agreement under any circumstance. Otherwise, Party A shall be responsible for all legal and economic liability arising therefrom.

     8. Within the term of this Agreement (including the renewed term after expiration of trademark registration term), Party B shall have the right to buy one or some or all of the Licensed Trademarks, the price of which will be equal to total direct expenses of Party A incurred in application for or renewing application for rights on such Licensed Trademarks as verified and confirmed by the parties.

     Miscellaneous: this Agreement is executed with four originals, two of which shall be kept by each of Party A and Party B respectively. This Agreement shall become effective after signed by legal (authorized) representatives of both parties and stamped by both parties.

Annex: List of Trademarks

Licensor (Party A):


/s/ Shenzhen Neptunus Pharmaceutical Co., Ltd.


Legal (authorized) representative: /s/ Simin Zhang


Licensee (Party B):


/s/ Shenzhen Nepstar Pharmaceutical Co., Ltd.

Legal (authorized) representative:

                                 This Contract is entered into on June 28, 2007.

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                               List of Trademarks

No.   Name of Trademark   Registration No.         Registrant          Category
---   -----------------   ----------------   -----------------------   --------
 1         Qianlong            1395464       Neptunus Pharmaceutical       6
 2         Xiongshi            1395462       Neptunus Pharmaceutical       5
 3        Nuoshaxin            1616834       Neptunus Pharmaceutical       5
 4       Shumo Xiling          1616828       Neptunus Pharmaceutical       5
 5         Yishuang            1636559       Neptunus Pharmaceutical       5
 6      Meili Rensheng         1750500       Neptunus Pharmaceutical       5
 7         Xiaoyin             3054944       Neptunus Pharmaceutical       5
 8          Jinfu              3248137       Neptunus Pharmaceutical       5
 9          Bojue              3383591       Neptunus Pharmaceutical       5
10      Ganguo Ningxin         3450210       Neptunus Pharmaceutical       5
11        Naolitong            3435744       Neptunus Pharmaceutical       5
12        Shuangning           1616831       Neptunus Pharmaceutical       5
13          Yiting             1616832       Neptunus Pharmaceutical       5
14         Kangmin             1971127       Neptunus Pharmaceutical       6